Exhibit 99.1

Encore Capital Group Announces $575 Million, Five-Year Credit Facility

SAN DIEGO, November 5, 2012 — Encore Capital Group, Inc. (Nasdaq: ECPG), through its subsidiaries (the “Company”), a leading provider of debt management and recovery solutions for consumers and property owners across a broad range of assets, today reported the successful closing of a $575 million credit facility (the “Facility”).

“Especially in this challenging credit environment, we are pleased to increase and extend our facility with additional flexibility that will help us drive towards our growth goals,” said Paul Grinberg, Executive Vice President and Chief Financial Officer. “Looking at the industry landscape, we believe that the companies that will thrive will be those with a differentiated operating platform and the lowest cost of capital. This facility demonstrates the strength and leadership of our financial capabilities and positions us well for the industry consolidation we anticipate to take place as a result of the regulatory environment.”

The Facility consists of a five-year, $425 million revolving credit facility and $100 million term note, each maturing in November 2017 and a 3-year, $50 million term note, maturing in November 2015. The facility contains an accordion feature, which allows the Company to request an increase in the Facility by up to $200 million. The facility amends the Company’s pre-existing $555.5 million revolving credit agreement that was scheduled to expire in December 2013.

Borrowings under the Facility bear interest at either LIBOR, plus a spread that ranges from 250 to 300 basis points for the 5-year tranches and 200 to 250 basis points for the 3-year tranche, depending on the Company’s leverage, or an alternate base rate, which can be based on, among several choices, the prime rate plus a spread that ranges from 150 to 200 basis points for the 5-year tranches and 100 to 150 basis points for the 3-year tranche. The Facility also modifies certain provisions of the Company’s existing credit facility that allows the Company to continue to expand its business operations.

SunTrust Robinson Humphrey acted as syndication agent and administrative agent, as well as a lender under the new agreement. Bank of America Merrill Lynch acted as syndication agent, as well as a lender. The facility also includes Morgan Stanley, Deutsche Bank, Fifth Third Bank, and ING Capital, among other lenders.

About Encore Capital Group, Inc.

Encore Capital Group is a leading provider of debt management and recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, the Company purchases portfolios of consumer receivables from major banks, credit unions, and utility providers, and partners with individuals as they repay their obligations and work toward financial recovery. Through its Propel Financial Services, LLC subsidiary, the Company assists property owners who are delinquent on their property taxes by structuring affordable monthly payment plans.

Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at

Encore Capital Group, Inc.

www.encorecapital.com. The Company’s website and the information contained therein, is not incorporated into and is not a part of this press release.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapital.com

Adam Sragovicz (858) 309-9509

adam.sragovicz@encorecapital.com